UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

EPIPHANY TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39853	85-3227900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Ramona St.

Palo Alto, CA

(Address of principal executive offices)

94301

(Zip Code)

Registrant’s telephone number, including area code: (619) 736-6855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EPHY	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EPHYW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	EPHYU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08.	Shareholder Director Nominations.

(a) To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

On November 16, 2022, Epiphany Technology Acquisition Corp. (the “Company”) determined that a special meeting of its stockholders will be held in lieu of its 2021 Annual Meeting of Stockholders (the “Meeting”) on or about Tuesday, December 20, 2022. The time and location of the Meeting will be as set forth in the Company’s definitive proxy statement for the Meeting to be filed with the Securities and Exchange Commission (the “SEC”). Pursuant to the Company’s bylaws (the “Bylaws”), stockholders seeking to bring business before the Meeting or to nominate candidates for election as directors at the Meeting must deliver such proposals or nominations to the principal executive offices of the Company at 630 Ramona St., Palo Alto, CA 94301, Attention: Chief Executive Officer, no later than November 28, 2022. Any stockholder proposal or director nominations must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIPHANY TECHNOLOGY ACQUISITION CORP.

By:	/s/ Peter Bell
Name:	Peter Bell
Title:	Co-Chief Executive Officer and Chief Financial Officer

Dated: November 22, 2022